Exhibit j

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As the independent registered public accounting firm for Drexel Hamilton Multi-Asset Real Return Fund, a series of Drexel Hamilton Mutual Funds, we hereby consent to all references to our firm included in or made part of this Registration Statement on Form N-1A.

/s/ Rothstein Kass
Walnut Creek, California
October 1, 2012